________________________________________________________________________________________________________________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 15, 2010

Nortek, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34697	05-0314991
(Commission File Number)	(I.R.S. Employer Identification No.)

50 Kennedy Plaza, Providence, Rhode Island	02903-2360
(Address of Principal Executive Offices)	(Zip Code)

(401) 751-1600
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
________________________________________________________________________________________________________________________________________________________

Item 1.01    Entry into a Material Definitive Agreement

1.    Amendment No. 1 to Credit Agreement

Nortek, Inc. (the “Company”), as the Specified U.S. Borrower, Ventrol Air Handling Systems Inc., as the Canadian Borrower and certain subsidiaries of the Company named as Borrowers and Guarantors therein executed an amendment, dated as of November 15, 2010 (the “Credit Agreement Amendment”), to their current Credit Agreement with Bank of America, N.A., as Administrative Agent and Collateral Agent, dated as of December 17, 2009 (the “Credit Agreement”). Among other things, the Credit Agreement Amendment amends the terms of the Credit Agreement to: (i) permit the incurrence of up to $500 million of Permitted Specified Indebtedness (as defined in the Credit Agreement Amendment); and (ii) increase to $325 million the amount of total cash and non-cash consideration that may be paid by the Company and its subsidiaries for any Permitted Acquisition (as defined in the Credit Agreement).
2.    Purchase Agreement

On November 18, 2010, the Company and certain domestic subsidiaries of the Company entered into a Purchase Agreement (the “Purchase Agreement”) with Credit Suisse Securities (USA) LLC and UBS Securities LLC, as Initial Purchasers, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as an Initial Purchaser and as Representative, relating to the sale of $250 million in aggregate principal amount of its 10% Senior Notes due 2018 (the “Notes”).
The Notes will be sold through a private placement to qualified institutional buyers pursuant to Rule 144A and outside the United States in reliance on Regulation S, in each case as promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Notes have not been registered under the Securities Act, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.
The Purchase Agreement contains customary representations, warranties and agreements by the Company and indemnification provisions whereby the Company, on one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities.
The offering is expected to close on November 23, 2010, subject to satisfaction of customary closing conditions. The Company plans to use the net proceeds from this offering for general corporate purposes, including, but not limited to, acquisitions complementary to its existing lines of business.
The foregoing descriptions of each of the Credit Agreement Amendment and the Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of each of the Credit Agreement Amendment and the Purchase Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this current report on Form 8-K.
Item 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits

10.1    Amendment No. 1 to Credit Agreement, dated as of November 15, 2010.

10.2    Purchase Agreement, dated as of November 18, 2010, by and among Nortek, Inc., the Guarantors party thereto, Credit Suisse Securities (USA) LLC and UBS Securities LLC, as Initial Purchasers, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as an Initial Purchaser and as Representative.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        NORTEK, INC.

By: /s/ Edward J. Cooney
Name: Edward J. Cooney
Title: Vice President and Treasurer

Date: November 19, 2010

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

10.1	Amendment No. 1 to Credit Agreement, dated as of November 15, 2010.

10.2
Purchase Agreement, dated as of November 18, 2010, by and among Nortek, Inc., the Guarantors party thereto, Credit Suisse Securities (USA) LLC and UBS Securities LLC, as Initial Purchasers, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as an Initial Purchaser and as Representative.